                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12


                          NORTHFIELD LABORATORIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           NORTHFIELD LABORATORIES INC
                         1560 Sherman Avenue, Suite 1000
                          Evanston, Illinois 60201-4800




August 22, 2002


Dear Fellow Shareholder:

YOUR VOTE AT THIS YEAR'S ANNUAL MEETING OF NORTHFIELD SHAREHOLDERS IS EXTREMELY IMPORTANT. As you know, your Board and management are engaged in an aggressive effort to resolve the FDA's remaining concerns and achieve regulatory approval for PolyHeme(TM). Yet, at this critical juncture in Northfield's history a dissident shareholder - C. Robert Coates - has mounted an unwarranted and disruptive campaign to seat himself and an associate, Bert R. Williams III, on the Northfield Board of Directors. We are convinced that the presence of Mr. Coates and Mr. Williams on the Northfield Board is not in your best interests and could harm the value of your investment in Northfield. TO PROTECT YOUR INVESTMENT, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY.

YOU SHOULD KNOW THAT MR. COATES HAS CHOSEN TO FRAME HIS CAMPAIGN IN SUCH A WAY THAT IF HE IS SUCCESSFUL, TWO HIGHLY QUALIFIED BOARD NOMINEES, JOHN F. BIERBAUM AND DR. PAUL M. NESS, WILL NOT BE ELECTED AT THE ANNUAL MEETING. It is the Board's opinion that each of these individuals can make a valuable contribution to Northfield and help to achieve the successful commercialization of PolyHeme.

WE BELIEVE MR. BIERBAUM AND DR. NESS BRING A STRONGER SET OF SKILLS AND KNOWLEDGE TO THE JOB OF PROTECTING YOUR INTERESTS. Consider their qualifications:

JOHN F. BIERBAUM is Executive Vice President of Investor Relations and Corporate Growth of PepsiAmericas, Inc., a public company with over $3 billion in annual sales. PepsiAmericas, Inc. is Northfield's largest shareholder. Mr. Bierbaum's extensive business experience, investment knowledge and relationships within the financial community will add important expertise to the Board regarding future funding.

PAUL M. NESS, M.D. is Professor of Pathology, Medicine and Oncology at Johns Hopkins University School of Medicine. He has been the director of the School's Transfusion Medicine Division since 1979. He served on the Blood Products Advisory Committee of the FDA from 1996 to 1998, and has also served on many FDA advisory panels. Dr. Ness is an internationally known expert in transfusion medicine, and has had extensive interaction with the FDA, the National Institutes of Health and other governmental organizations.

CONTRAST THESE CREDENTIALS WITH THOSE OF MR. COATES AND HIS ASSOCIATE:

C. ROBERT COATES is a private investor and President of Management Insights, Inc., a privately held tax consulting operation. Mr. Coates has:

     -    NO HEALTH-CARE INDUSTRY EXPERIENCE
     -    NO INDICATED CAPITAL RAISING EXPERIENCE
     -    NO PUBLIC COMPANY EXECUTIVE-LEVEL EXPERIENCE
     -    NO FDA REGULATORY EXPERIENCE

In addition, Mr. Coates has little public corporate board experience. In 1999 he served as a director of Inprise Corp. but resigned after only eight months, turning his back on that company and its shareholders.

In our opinion, Mr. Coates' lack of experience and judgment is clearly evident in his recent behavior. His frustration with the decline in Northfield's share price is shared by all of us. However, we do not believe that his recent spate of press releases--which implicitly criticize the FDA while touting PolyHeme--are helpful or appropriate at this critical stage of our discussions with that agency. WERE HE TO ENGAGE IN SUCH COMMUNICATIONS AS A BOARD MEMBER, WE FEAR IT COULD SEVERELY COMPROMISE OUR ABILITY TO SECURE FDA APPROVAL FOR POLYHEME.

WE ALSO BELIEVE THAT HIS PUBLIC STATEMENTS THAT NORTHFIELD COULD SELL SHARES AT $20 UNDER CURRENT MARKET CONDITIONS ARE BOTH IRRESPONSIBLE AND MISLEADING. WHEN I ASKED MR. COATES TO PROVIDE DETAILS ABOUT THIS "TRANSACTION" TO SUPPORT HIS CLAIMS, HE REFUSED TO DO SO. In all events, we believe it is both unprofessional and unwise to attempt to negotiate any such purported transaction in the media.

BERT WILLIAMS is, in our opinion, similarly lacking in the skills and experience that would recommend him to the Northfield Board. He has spent his entire career working for small private medical device companies controlled by his family. His indicated experience in the medical device field is far removed from the complexities of a breakthrough biological product such as PolyHeme. In addition, Mr. Williams lacks any public company executive or board experience.

Furthermore, we are seriously concerned that the background information Mr. Williams supplied Northfield in connection with his nomination was misleadingly incomplete. HE FAILED TO DISCLOSE THAT HE WAS BOTH AN OFFICER AND DIRECTOR OF RUPP & BOWMAN COMPANY WHEN IT FILED FOR BANKRUPTCY IN 1994. We find this lack of disclosure disturbing.

Your company's independent nominating committee carefully considered Mr. Coates and Mr. Williams as director nominees--and found them seriously lacking in the qualifications that Northfield shareholders deserve. THE BOARD UNANIMOUSLY DETERMINED THAT THE NORTHFIELD DIRECTOR NOMINEES ARE FAR BETTER EQUIPPED TO GUIDE YOUR COMPANY THROUGH THIS CRITICAL PERIOD. (A brief biographical description of our other director nominees appears on the following page.)

In recent months, we have been engaged in what we believe is a productive dialogue with the FDA. Don't allow that process to be jeopardized. I urge you to act today to protect the value of your investment by signing, dating and returning the BLUE proxy card today.

If you have any questions or comments voting your shares or the issues facing our company, please call Innisfree M&A Incorporated, who is assisting us, toll-free at 1-888-750-5834.

Thank you for your continued support,




Steven A. Gould, M.D.
Chairman and Chief Executive Office



--------------------------------------------------------------------------------

                 REMEMBER--ONLY YOUR LATEST DATED PROXY COUNTS!

           If you have already voted a White proxy card in error, you have every legal right to change your vote by signing
               and returning a later-dated BLUE proxy card today.

 To ensure that your vote is counted for Northfield's director nominees, do NOT sign any White proxy card sent to you by C. Robert Coates, even to withhold your support for the Coates nominees. Simply discard
                                 the White card.

         If you have any questions or need assistance in voting your shares, please call:

                           INNISFREE M&A INCORPORATED
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022

                         Call Toll-Free: (888) 750-5834
                  Banks and Brokers call collect (212) 750-5833


--------------------------------------------------------------------------------

CURRENT NORTHFIELD DIRECTORS:

BRUCE S. CHELBERG is a former Chairman and Chief Executive Officer of PepsiAmericas, Inc. Mr. Chelberg is a seasoned veteran in corporate America, and provides a level of experience and sophistication that is useful to a development stage company like Northfield.

STEVEN A. GOULD, M.D. is the Chairman and Chief Executive Officer of Northfield, a founding member of the Northfield scientific team, and Professor of Surgery at the University of Illinois College of Medicine. Dr. Gould led the presentations to institutional investors that resulted in the highly successful public offerings in 1994 and 1995 that raised more than $70 million. He has been involved in development of national transfusion policy through his participation in the activities of the National Heart Lung Blood Institute, the National Blood Resource Education Panel, the Department of Defense, the American Association of Blood Banks, the American College of Surgeons and The American Red Cross.

GERALD S. MOSS, M.D. is Dean of the University of Illinois College of Medicine and a founding member of the Northfield scientific team. Dr. Moss has been involved in development of national transfusion policy through his participation in the activities of the National Heart Lung Blood Institute, the National Blood Resource Education Panel, the Department of the Defense, the American Association of Blood Banks, the American College of Surgeons and The American Red Cross.

JACK OLSHANSKY has had a long career in the health care industry. He is a former President of McGaw Laboratories, a division of American Hospital Supply Company, and was a founding General Partner of Montgomery Medical Ventures. His experience on both the operating side of health care and the funding of multiple development stage companies provides an important perspective to both the Board and management.

DAVID A. SAVNER is currently the Senior Vice President and General Counsel of General Dynamics Corporation. Mr. Savner was previously Senior Partner in the law firm of Jenner & Block in Chicago. Mr. Savner is actively involved in mergers and acquisitions in his present role, as he was in his former capacity. At General Dynamics, Mr. Savner has extensive interaction with many governmental agencies, including the Department of Defense. This experience and his Washington relationships provide Northfield with an important resource.

                                                    NEWS

FRB | WEBER SHANDWICK                           RE: NORTHFIELD LABORATORIES INC.
    | FINANCIAL COMMUNICATIONS                   1560 SHERMAN AVENUE, SUITE 1000
                                                              EVANSTON, IL 60201
                                                                  (847) 864-3500
                                                          WWW.NORTHFIELDLABS.COM


FOR FURTHER INFORMATION:

     AT NORTHFIELD LABORATORIES:            AT FRB | WEBER SHANDWICK:
     Steven A. Gould, M.D.                  Lisa Fortuna          Cindy Martin
     Chief Executive Officer                Investors             Media
     (847) 864-3500                         (312) 640-6779        (312) 640-6741


FOR IMMEDIATE RELEASE
THURSDAY, AUGUST 22, 2002

         NORTHFIELD QUESTIONS CREDIBILITY OF DISSIDENT DIRECTOR NOMINEES

EVANSTON, ILLINOIS, AUGUST 22, 2002 - NORTHFIELD LABORATORIES INC. (NASDAQ/NMS:
NFLD), a leading developer of an oxygen-carrying blood substitute for trauma and elective surgery situations, today mailed a letter to its shareholders in which Steven A Gould, M.D., Northfield's Chairman and Chief Executive Officer, questioned the experience, judgment and credibility of the director nominees proposed by dissident shareholder Robert Coates and contrasted the superior qualifications of Northfield's Board nominees. The following is the text of Dr. Gould's letter:

YOUR VOTE AT THIS YEAR'S ANNUAL MEETING OF NORTHFIELD SHAREHOLDERS IS EXTREMELY IMPORTANT. As you know, your Board and management are engaged in an aggressive effort to resolve the FDA's remaining concerns and achieve regulatory approval for PolyHeme(TM). Yet, at this critical juncture in Northfield's history a dissident shareholder - C. Robert Coates - has mounted an unwarranted and disruptive campaign to seat himself and an associate, Bert R. Williams III, on the Northfield Board of Directors. We are convinced that the presence of Mr. Coates and Mr. Williams on the Northfield Board is not in your best interests and could harm the value of your investment in Northfield. TO PROTECT YOUR INVESTMENT, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY.

YOU SHOULD KNOW THAT MR. COATES HAS CHOSEN TO FRAME HIS CAMPAIGN IN SUCH A WAY THAT IF HE IS SUCCESSFUL, TWO HIGHLY QUALIFIED BOARD NOMINEES, JOHN F. BIERBAUM AND DR. PAUL M. NESS, WILL NOT BE ELECTED AT THE ANNUAL MEETING. It is the Board's opinion that each of these individuals can make a valuable contribution to Northfield and help to achieve the successful commercialization of PolyHeme.




                                     -MORE-
FRB | Weber Shandwick Worldwide serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

NORTHFIELD LABORATORIES INC.
ADD 1


WE BELIEVE MR. BIERBAUM AND DR. NESS BRING A STRONGER SET OF SKILLS AND KNOWLEDGE TO THE JOB OF PROTECTING YOUR INTERESTS. Consider their qualifications:


JOHN F. BIERBAUM is Executive Vice President of Investor Relations and Corporate Growth of PepsiAmericas, Inc., a public company with over $3 billion in annual sales. PepsiAmericas, Inc. is Northfield's largest shareholder. Mr. Bierbaum's extensive business experience, investment knowledge and relationships within the financial community will add important expertise to the Board regarding future funding.

PAUL M. NESS, M.D. is Professor of Pathology, Medicine and Oncology at Johns Hopkins University School of Medicine. He has been the director of the School's Transfusion Medicine Division since 1979. He served on the Blood Products Advisory Committee of the FDA from 1996 to 1998, and has also served on many FDA advisory panels. Dr. Ness is an internationally known expert in transfusion medicine, and has had extensive interaction with the FDA, the National Institutes of Health and other governmental organizations.

CONTRAST THESE CREDENTIALS WITH THOSE OF MR. COATES AND HIS ASSOCIATE:

C. ROBERT COATES is a private investor and President of Management Insights, Inc., a privately held tax consulting operation. Mr. Coates has:

        -     NO HEALTH-CARE INDUSTRY EXPERIENCE
        -     NO INDICATED CAPITAL RAISING EXPERIENCE
        -     NO PUBLIC COMPANY EXECUTIVE-LEVEL EXPERIENCE
        -     NO FDA REGULATORY EXPERIENCE

In addition, Mr. Coates has little public corporate board experience. In 1999 he served as a director of Inprise Corp. but resigned after only eight months, turning his back on that company and its shareholders.

In our opinion, Mr. Coates' lack of experience and judgment is clearly evident in his recent behavior. His frustration with the decline in Northfield's share price is shared by all of us. However, we do not believe that his recent spate of press releases--which implicitly criticize the FDA while touting PolyHeme--are helpful or appropriate at this critical stage of our discussions with that agency. WERE HE TO ENGAGE IN SUCH COMMUNICATIONS AS A BOARD MEMBER, WE FEAR IT COULD SEVERELY COMPROMISE OUR ABILITY TO SECURE FDA APPROVAL FOR POLYHEME.

WE ALSO BELIEVE THAT HIS PUBLIC STATEMENTS THAT NORTHFIELD COULD SELL SHARES AT $20 UNDER CURRENT MARKET CONDITIONS ARE BOTH IRRESPONSIBLE AND MISLEADING. WHEN I ASKED MR. COATES TO PROVIDE DETAILS ABOUT THIS "TRANSACTION" TO SUPPORT HIS CLAIMS, HE REFUSED TO DO SO. In all events, we believe it is both unprofessional and unwise to attempt to negotiate any such purported transaction in the media.

BERT WILLIAMS is, in our opinion, similarly lacking in the skills and experience that would recommend him to the Northfield Board. He has spent his entire career working for small private medical device companies controlled by his family. His indicated experience in the medical device field is far removed from the complexities of a breakthrough biological product such as PolyHeme. In addition, Mr. Williams lacks any public company executive or board experience.


                                     -MORE-

NORTHFIELD LABORATORIES INC.
ADD 2


Furthermore, we are seriously concerned that the background information Mr. Williams supplied Northfield in connection with his nomination was misleadingly incomplete. HE FAILED TO DISCLOSE THAT HE WAS BOTH AN OFFICER AND DIRECTOR OF RUPP & BOWMAN COMPANY WHEN IT FILED FOR BANKRUPTCY IN 1994. We find this lack of disclosure disturbing.

Your company's independent nominating committee carefully considered Mr. Coates and Mr. Williams as director nominees--and found them seriously lacking in the qualifications that Northfield shareholders deserve. THE BOARD UNANIMOUSLY DETERMINED THAT THE NORTHFIELD DIRECTOR NOMINEES ARE FAR BETTER EQUIPPED TO GUIDE YOUR COMPANY THROUGH THIS CRITICAL PERIOD. (A brief biographical description of our other director nominees appears on the following page.)

In recent months, we have been engaged in what we believe is a productive dialogue with the FDA. Don't allow that process to be jeopardized. I urge you to act today to protect the value of your investment by signing, dating and returning the BLUE proxy card today.

If you have any questions or comments voting your shares or the issues facing our company, please call Innisfree M&A Incorporated, who is assisting us, toll-free at 1-888-750-5834.

Thank you for your continued support.



--------------------------------------------------------------------------------


REMEMBER-ONLY YOUR LATEST DATED PROXY COUNTS!

  If you have already voted a White proxy card in error, you have every legal right to change your vote by signing and returning a later-dated BLUE proxy card today.



  To ensure that your vote is counted for Northfield's director nominees, do NOT sign any White proxy card sent to you by C. Robert Coates, even to withhold your support for the Coates nominees. Simply discard the White card.


If you have any questions or need assistance in voting your shares, please call:

                           INNISFREE M&A INCORPORATED
                         501 Madison Avenue, 20th Floor
                            New York, New York 10022

                         Call Toll-Free: (888) 750-5834
                  Banks and Brokers call collect (212) 750-5833

--------------------------------------------------------------------------------



                                     -MORE-

NORTHFIELD LABORATORIES INC.
ADD 3


CURRENT NORTHFIELD DIRECTORS:

BRUCE S. CHELBERG is a former Chairman and Chief Executive Officer of PepsiAmericas, Inc. Mr. Chelberg is a seasoned veteran in corporate America, and provides a level of experience and sophistication that is useful to a development stage company like Northfield.

STEVEN A. GOULD, M.D. is the Chairman and Chief Executive Officer of Northfield, a founding member of the Northfield scientific team, and Professor of Surgery at the University of Illinois College of Medicine. Dr. Gould led the presentations to institutional investors that resulted in the highly successful public offerings in 1994 and 1995 that raised more than $70 million. He has been involved in development of national transfusion policy through his participation in the activities of the National Heart Lung Blood Institute, the National Blood Resource Education Panel, the Department of Defense, the American Association of Blood Banks, the American College of Surgeons and The American Red Cross.

GERALD S. MOSS, M.D. is Dean of the University of Illinois College of Medicine and a founding member of the Northfield scientific team. Dr. Moss has been involved in development of national transfusion policy through his participation in the activities of the National Heart Lung Blood Institute, the National Blood Resource Education Panel, the Department of the Defense, the American Association of Blood Banks, the American College of Surgeons and The American Red Cross.

JACK OLSHANSKY has had a long career in the health care industry. He is a former President of McGaw Laboratories, a division of American Hospital Supply Company, and was a founding General Partner of Montgomery Medical Ventures. His experience on both the operating side of health care and the funding of multiple development stage companies provides an important perspective to both the Board and management.

DAVID A. SAVNER is currently the Senior Vice President and General Counsel of General Dynamics Corporation. Mr. Savner was previously Senior Partner in the law firm of Jenner & Block in Chicago. Mr. Savner is actively involved in mergers and acquisitions in his present role, as he was in his former capacity. At General Dynamics, Mr. Savner has extensive interaction with many governmental agencies, including the Department of Defense. This experience and his Washington relationships provide Northfield with an important resource.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others: competition from other blood substitute products; the company's ability to obtain regulatory approval to market PolyHeme commercially; the company's and/or its representative's ability to successfully market and sell PolyHeme; the company's ability to manufacture PolyHeme in sufficient quantities; the company's ability to obtain an adequate supply of raw materials; the company's ability to maintain intellectual property protection for its proprietary product and to defend its existing intellectual property rights from challenges by third parties; the availability of capital to finance planned growth; and the extent to which the hospitals and physicians using PolyHeme are able to obtain third-party reimbursement, as described in the company's filings with the Securities and Exchange Commission.

             VISIT THE NORTHFIELD WEBSITE AT: WWW.NORTHFIELDLABS.COM



                                      -30-